Page 80 of 87 Pages


                                    EXHIBIT F

                             SHAREHOLDERS AGREEMENT

     SHAREHOLDERS AGREEMENT (this "Shareholders Agreement") dated as of July 17, 1998, by and among M & M NOMINEE L.L.C., a Delaware limited liability company ("Purchaser"), Rafael Vaquero Bazan and Fernando Camacho Casas (collectively, the "Executives"). Certain terms used herein are defined in Section 10.

                               W I T N E S S E T H

     WHEREAS, contemporaneously herewith and conditioned hereon, Purchaser and The UniMark Group, Inc. (the "Company") are entering into a Purchase Agreement (the "Purchase Agreement") providing for the issuance by the Company and the purchase by Purchaser of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"); and

     WHEREAS, the Executives and Purchaser desire to provide for certain rights and restrictions with regard to their respective ownership of Common Stock.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1. Restriction of Sale. (a) From the date hereof until the 18 month anniversary hereof, the Executives shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of (each, a "Transfer") any shares of Common Stock that they now own or hereafter acquire or grant any option or right to purchase such shares or any legal or beneficial interest therein, except in accordance with the provisions of this Shareholders Agreement. Notwithstanding the foregoing, nothing herein shall prevent either Executive from effecting a transfer of Common Stock if he is required to do so pursuant to either the Margin Agreement between Rafael Vaquero Bazan and Everen Securities, Inc. or the Margin Agreement between Fernando Camacho Casas and First London Securities Corporation.

     (b) Notwithstanding the provisions of Section 1(a), the Executives may Transfer shares of Common Stock as follows:

          (i) each Executive may sell up to 25% of his shares of Common Stock in a broadly distributed bona fide public offering of Common Stock pursuant to the Securities Act of 1933, as amended or in regular broker transactions pursuant to Rule 144A promulgated thereunder;

          (ii) each Executive may Transfer his shares of Common Stock with the prior written consent of Purchaser; and

          (iii) each Executive may Transfer his shares to a member of his immediate family;

provided, however, that in the case of clauses (ii) and (iii) the transferee in such Transfer agrees in writing to be bound by all the terms of this Shareholders Agreement (such transferee being herein referred to as the "Permitted Transferee") applicable to the Executive as if the Permitted Transferee originally had been a party hereto.

                                                             Page 81 of 87 Pages

     (c) From the date hereof until the first anniversary of the date hereof, Purchaser may not Transfer any shares of Common Stock except to an Affiliate of Purchaser who agrees to be bound by the provisions hereof as if such Affiliate transferee were originally a party hereto. At any time before, on or after the first anniversary hereof, Purchaser shall not transfer any shares of Common Stock to an Affiliate without causing such Affiliate to agree in writing to be bound by the provisions hereof as if such Affiliate were originally a party hereto.

2. Buy - Sell Arrangement. (a) At any time after the first anniversary of the date hereof, but only for so long as both a Governance Termination Event and a Principal Termination Event have not occurred, if either group believes, in its good faith judgment that a bona fide dispute exists between the Groups, then such Group (the "Initiating Group"), by written notice (the "Notice") to the other Group (the "Other Group"), may initiate a buy-sell option (the "Option") subject to the terms and conditions set forth below.

     (b) The Initiating Group may initiate the Option only if the holders of at least 75% of its Specified Shares approve such initiation. All other actions taken with respect to the Option by a Group shall require the approval of the holders of at least a majority of its Specified Shares.

     (c) The Notice shall specify a price per share (or other security) for all of the Specified Shares owned by the Other Group. The Other Group shall have the irrevocable Option to elect either (i) to sell (the "Sale Option") to the Initiating Group (or its designee) all of the Specified Shares owned by the Other Group at the date of receipt of the Notice (the "Receipt Date") at the price per share (or other security) set forth in the Notice or (ii) to purchase (the "Purchase Option") all of the Specified Shares owned by the Initiating Group on the Receipt Date at the price per share (or other security) set forth in the Notice. Such election, which shall be irrevocable, shall be made by written notice from the Other Group to the Initiating Group within 15 days of the Receipt Date, provided however if the Other Group fails to duly make an election in this time period, it shall conclusively be deemed to have elected the Sale Option.

     (d) The closing (the "Closing") of the purchase and sale under the Sale Option or the Purchase Option shall take place at the offices of the Company on a date specified in writing on at least 5 business days' notice by the Group purchasing the Specified Shares (the "Buying Group") to the Group selling its Specified Shares (the "Selling Group"), but in any event within 45 days of the Receipt Date (subject to adjournment if and to the extent necessary to obtain any necessary governmental approvals or to satisfy any legal waiting periods). The purchase price shall be payable by the Buying Group (or its designee) to the Selling Group in U.S. dollars in cash or immediately available funds at the Closing. At the Closing, the Selling Group shall transfer its Specified Shares to the Buying Group (or its designee) and shall deliver such Specified Shares to the Buying Group (or its designee), with appropriate instruments of transfer, free and clear of any lien, claim or encumbrance. Pending the Closing, the Specified Shares of the Selling Group shall be voted by the Buying Group, and appropriate proxies shall be promptly delivered to effectuate this agreement.

     (e) Each Group shall execute and deliver such instruments and agreements, and shall take such actions, as may be reasonably requested by the other Group to carry out the purposes of this Section 2.

3. Agreement Not to Compete. (a) Each of the Executives agrees that for so long as he is employed by, or a director of, the Company or a subsidiary of the Company, and for 18 months thereafter, he will not (i) engage in any "Competitive Activity," as defined below, within the world (including, without

                                                             Page 82 of 87 Pages


limitation, anywhere in the United States of America) or (ii) directly or indirectly solicit for employment, including, without limitation, recommending to any subsequent employer the solicitation for employment of, any employee of the Company.

     (b) Each of the Executives represents and agrees that he has not and, for so long as he is employed by or a director of the Company or a subsidiary of the Company, and for three years thereafter, he will not, appropriate for his own use, disclose to any third party, or authorize anyone else to disclose, unless authorized by the Company, any secret, confidential, proprietary or financial information concerning the operations, future plans, methods of doing business, or financial condition of the Company or any subsidiary or Affiliate thereof, or any customer lists, customer files or other information relating to the customers of the Company, or any Subsidiary or affiliate thereof that he obtained as a result of which his employment with the Company and which is not otherwise publicly available (unless it became publicly available in violation of this Section 3(c)).

     (c) Should a court of competent jurisdiction determine that any provision of this Section 3 is unenforceable, in period of time, geographical area, or otherwise, the parties hereto agree that the provision shall be interpreted and enforced to the maximum extent which such court deems enforceable.


4. Severability. Any term, provision, covenant or restriction contained in this Shareholders Agreement held by a court or other governmental authority of competent jurisdiction to be invalid, void or unenforceable shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Shareholders Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Shareholders Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

5. Successors; No Third Party Beneficiaries. The terms and conditions of this Shareholders Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Shareholders Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Shareholders Agreement, except as expressly provided herein.

6. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and delivered personally, or sent by telecopier or reputable overnight courier and delivered to the applicable address as follows:

                  If to Rafael Vaquero Bazan, to him at:

                  Industrias Citricolas de Montemorelos, S.A. de C.V. Carretera General Teran Kilometro 1
                  Apartado 87
                  Montemorelos, N.L., Mexico C.P 67500
                  Telecopier: (826) 3-44-17

                                                             Page 83 of 87 Pages

         with a copy to:

         Jakes Jordaan, Esq.
         Jordaan & Pennington
         300 Crescent Court, Suite 1605
         Dallas, TX 75201
         Telecopier: (214) 871-6560

                  If to Fernando Camacho Casas, to him at:

                  Operadora Agros, S.A. de C.V.
                  Rio Neva 17
                  Col. Cuauthemoc
                  06500 - Mexico, D.F.
                  Telecopier: 566-7026

         with a copy to:

         Jakes Jordaan, Esq.
         Jordaan & Pennington
         300 Crescent Court, Suite 1605
         Dallas, TX 75201
         Telecopier: (214) 871-6560

         If to Purchaser, to:

         M & M Nominee L.L.C.
         c/o Soros Fund Management
         888 Seventh Avenue
         New York, NY  10106
         Attention: Chief Financial Officer
         Telecopier: (212) 974-8399

         with a copy to:

         Promecap, S.C.
         Bosque de Alisos No. 47A, 3er piso
         Colonia Bosques de las Lomas
         C.P. 05120 Mexico, D.F.
         Mexico
         Attention: Federico Chavez Peon
         Telecopier: 011-525-259-6269

         with a copy to:

         Joseph Stern, Esq.
         Fried, Frank, Harris, Shriver & Jacobson
         One New York Plaza
         New York, New York  10004
         Telecopier: (214) 859-4000

                                                             Page 84 of 87 Pages


7. Specific Performance. The parties hereto agree that if for any reason Purchaser or the Company shall have failed to perform its obligations under this Shareholders Agreement, then either party hereto seeking to enforce this Shareholders Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that either party hereto may have against the other party hereto for any failure to perform its obligations under this Shareholders Agreement.

8. Governing Law. This Shareholders Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware, for any Litigation (and agrees not to commence any Litigation except in any such court). Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Action in the courts of the State of Delaware or of the United States of America located in Wilmington, Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Action brought in any such court has been brought in an inconvenient forum.

9. Waiver and Amendment. Any provision of this Shareholders Agreement may be waived in writing at any time by the party that is entitled to the benefits of such provision. This Shareholders Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Purchaser and the Executives.

10. Defined Terms. As used herein, the following terms shall be defined as follows:

     "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

     "Competitive Activity" shall mean engaging in any of the following activities: (i) serving as a director of any Competitor; (ii) directly or indirectly (x) controlling any Competitor or (y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and do not exceed 2% of the particular class of interests then outstanding) (it being understood that, if any such interests in any Competitor are owned by an investment vehicle or other entity in which the Employee owns an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to the Employee, such portion determined by applying the percentage of the equity interest in such entity owned by the Employee to the interests in such Competitor owned by such entity); (iii) directly or indirectly soliciting, diverting, taking away, appropriating or otherwise interfering with any of the customers or suppliers of the Company or any Affiliate controlled by the Company; or (iv) employment by (including serving as an officer of), or providing consulting services to, any Competitor.

     "Competitor" shall mean any Person that is engaged in a business similar to any of the businesses currently or hereafter conducted by the Company or its subsidiaries (but not including businesses the Company enters into after the Executive is no longer an employee or director of the Company or any of its subsidiaries).

                                                             Page 85 of 87 Pages


     "Control"  (and  the  correlative  term   "controlling")   shall  mean  the
possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of equity interests, by contract or otherwise.

     "Governance Termination Event" shall be deemed to have occurred when either
(i) the Purchase Agreement has been amended or Purchaser has waived compliance therewith, or (ii) Purchaser's ownership of Common Stock has fallen, in either event such that the Company is not obliged to observe the covenants set forth in
Section 4.1 and 4.10 of the Purchase Agreement.

     "Group" shall mean the Purchaser Group or the Principal Group.

     "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a governmental entity.

     "Principal Group" shall mean the Executives and any Permitted Transferees who own any Principal Shares.

     "Principal Shares" shall mean the 927,801 shares of Common Stock owned by the Executives as of the date hereof, including any securities issued in respect thereof as a dividend or stock-split or in a reorganization, merger, reclassification or otherwise, but excluding any shares of Common Stock Transferred other than to a Permitted Transferee.

     A  "Principal  Termination  Event"  shall be deemed to have  occurred  when
(i) the Principal Group Transfers (other than to Permitted Transferees) more than 50% of the Principal Shares owned by the Principals as of the date hereof (adjusted for any stock splits, stock dividends, recapitalizations and similar transactions), or (ii) neither Executive is a senior executive or director of the Company.

     "Purchaser Group" shall mean Purchaser and any Affiliates of Purchaser who own any Purchaser Shares.

     "Purchaser Shares" shall mean the shares of Common Stock acquired pursuant to the Purchase Agreement or the Option Agreement, dated as of the date hereof, between Purchaser and the Company, including any securities issued in respect thereof as a dividend or stock-split or in a reorganization, merger, reclassification or otherwise, but excluding any shares Transferred by Purchaser other than to Affiliates of Purchaser who agree to be bound by the terms hereof.

     "Specified Shares" shall, at any time, mean with respect to (i) the Purchaser Group, the Purchaser Shares then owned by the Purchaser Group, and
(ii) the  Principal  Group,  the  Principal  Shares then owned by the  Principal
Group.

     "Subsidiary" shall mean, with respect to any Person, any other Person more than 10% of whose outstanding capital stock or equity interests is owned directly or indirectly by such Person.

                                                             Page 86 of 87 Pages


     IN  WITNESS  WHEREOF,   each  of  the  parties  hereto  has  executed  this
Shareholders Agreement as of the date first written above.

                                        PURCHASER:

                                        M & M NOMINEE L.LC.

                                        By:/s/ Peter Streinger
                                           ----------------------------------
                                           Name:  Peter Streinger
                                           Title: Manager

                                        THE EXECUTIVES:

                                        /s/ Rafael Vaquero Bazan
                                        -------------------------------------
                                        Rafael Vaquero Bazan

                                        /s/ Fernando Camacho Casas
                                        -------------------------------------
                                        Fernando Camacho Casas

                                                             Page 87 of 87 Pages


     The undersigned partnership agrees to be bound, as if it were an Executive, by the provisions of the foregoing agreement with respect to the shares of the Company that it owns.

                                        GARZA JASSO Y ASOCIADOS

                                        By:/s/ Rafael Vaquero Bazan
                                           -----------------------------------
                                           Name:  Rafael Vaquero Bazan
                                           Title: General Partner


     The undersigned company agrees to be bound, as if it were an Executive, by the provisions of the foregoing agreement with respect to the shares of the Company that it owns.

                                        AGROS S.A. DE CV SOCIEDAD DE
                                        INVESATOR DE CAPITALES

                                        By:/s/ Fernando Camacho Casas
                                           -----------------------------------
                                           Name:  Fernando Camacho Casas
                                           Title: General Director